Exhibit 99.1

FOR IMMEDIATE RELEASE

PhenomeX Appoints Peter Silvester to PhenomeX Board of Directors

EMERYVILLE, Calif., April 10, 2023 – PhenomeX (Nasdaq: CELL), the functional cell biology company, today announced that Peter Silvester has been named to the PhenomeX board of directors, effective immediately. Mr. Silvester most recently served as senior vice president and president of Life Sciences Solutions for Thermo Fisher Scientific and brings more than 25 years of experience in the life sciences tools industry as an executive and board member.

"Peter’s wealth of knowledge within the life sciences industry and experience in global business and commercial operations, M&A, integrations, and other critical areas will be invaluable as we continue to position PhenomeX to be the leading provider of life sciences solutions,” said Siddhartha Kadia, Ph.D., chief executive officer of PhenomeX. “As the next revolution in biology and medicine unfolds, I’m grateful that we’ll benefit from Peter’s valuable insights and guidance while executing on our strategy and continuing our transformation into a growing and sustainable life sciences company.”

In his role as senior vice president and president of Life Sciences Solutions for Thermo Fisher Scientific, Mr. Silvester provided executive oversight of Biosciences, Genetic Sciences, and Clinical Next-Generation Sequencing and Laboratory Products businesses as well as Life Sciences Finance, Legal, Human Resources, Licensing, and Commercial Supply functions, until his retirement from the company in March 2022. Prior to this role, Mr. Silvester served for four years as president of Thermo Fisher’s Biosciences business, leading the integration between the respective biosciences businesses during Thermo Fisher’s acquisition of Life Technologies in February 2014. Prior to the acquisition, Mr. Silvester held a variety of roles within different geographies and operating roles at Life Technologies, including president of the Europe, Middle East, and Africa (EMEA) region as well as leading the integration of Invitrogen and Applied Biosystems and focusing the team on developing the emerging markets in Russia, South Africa, and the Middle East.

“I’m honored to join the PhenomeX board of directors at such a dynamic time for the company, and grateful to continue to serve scientists and influence science around the world,” said Peter Silvester. “I look forward to being part of PhenomeX’s future success, especially at the start of our journey in the functional cell biology revolution.”

Mr. Silvester will serve on the Audit and Compensation & Leadership Development Committees of the board of directors.

About PhenomeX Inc.

PhenomeX is empowering scientists to leverage the full potential of each cell and drive the next era of functional cell biology that will advance human health. We enable scientists to reveal the most complete insights on cell function and obtain a full view of the behavior of each cell. Our unique suite of proven high-throughput tools and services offer unparalleled resolution and speed, accelerating the insights that are key to advancing discoveries that can profoundly improve the prevention and treatment of disease. Our award-winning platforms are used by researchers across the globe, including those at the top 15 global pharmaceutical companies and approximately 85% of leading U.S. comprehensive cancer centers.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding PhenomeX or its products, they are forward-looking statements reflecting the current beliefs and expectations of management. Such forward-looking statements involve substantial known and unknown risks and uncertainties that relate to future events, and actual results and product performance could differ significantly from those expressed or implied by the forward-looking statements. PhenomeX undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the Company's growth and continual evolution see the statements in the "Risk Factors" sections, and elsewhere, in our filings with the U.S. Securities and Exchange Commission.

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